EXHIBIT 10.16(b)
THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT, WHICH HAVE BEEN REMOVED AND REPLACED WITH ONE OR MORE ASTERISKS, HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Amendment to
Second Amended and Restated Production Agreement
     This Amendment to Second Amended and Restated Production Agreement (this “Amendment”) dated effective as of April 1, 2005 is by and between Sterling Chemicals, Inc., a Delaware corporation (“Sterling”), and BP Amoco Chemical Company, a Delaware corporation, as successor-in-interest to BP Chemicals Inc., an Ohio corporation (“BP” and, together with Sterling, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Existing Production Agreement referred to below.
Preliminary Statements
1.	The Parties are parties to that certain Second Amended and Restated Production Agreement dated effective as of August 1, 1996 (the “Original Production Agreement”).

2.	The Parties have heretofore amended the Original Production Agreement pursuant to that certain letter agreement dated September 8, 1998, that certain letter agreement dated December 28, 1998 and that certain Amendment to Second Amended and Restated Production Agreement dated effective as of March 1, 2001 (the Original Production Agreement as so amended, the “Existing Production Agreement”).

3.	The Parties desire to amend the Existing Production Agreement in certain respects on the terms and subject to the conditions contained herein.
     Now, Therefore, in consideration of the premises and the mutual covenants contained herein and in the Existing Production Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
     1. Profit Sharing Split. The first sentence of Section 6.6(b) of the Existing Production Agreement is hereby amended to read in its entirety as follows:
Commencing August 1, 2006 through the termination of this Agreement, the Company’s share of Profit will be increased during the period from ***% to ***%.
     2. Sharing of Capital Costs. Section 6.6(c) is hereby amended by amending the last sentence thereof to read in its entirety as follows:
Expenditures for any major project that would achieve beneficial operation after August 1, 2006, but that would require fund disbursement prior to August 1, 2006, shall be shared in accordance with the Profit sharing ratios to become effective on August 1, 2006.

     3. Expansion Projects. Notwithstanding anything to the contrary contained in Section 17.1 of the Existing Production Agreement, Sterling’s share of any Capital Expenditures associated with any expansion of the rated daily output of the Unit that is approved by BP and the Company, including the 2005 Expansion Project, shall be ***%. For purposes of this Amendment, the term “2005 Expansion Project” means the potential capital project involving the replacement of process valves and the upgrading of internal piping that is expected to increase the capacity of the Unit anticipated to be implemented in 2005.
     4. Amendment of Exhibit H. Exhibit H to the Production Agreement is hereby amended to read in its entirety as set forth on Exhibit H attached hereto and incorporated herein for all purposes.
     5. No Other Changes. Except as expressly amended in this Amendment, the terms and conditions of the Existing Production Agreement shall remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the Existing Production Agreement to “this Agreement” shall mean and be a reference to the Existing Production Agreement as amended hereby.
     6. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and permitted assigns.
     7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.
     8. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the parties agree that the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.
     9. Governing Law. This Amendment Shall Be Construed And Enforced In Accordance With, And The Rights Of The Parties Shall Be Governed By, The Internal Laws Of The State Of Texas, Without Reference To Principles Of Conflicts Of Law.
     10. Entire Agreement. This Amendment and the Existing Production Agreement set forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties with respect to the matters cover hereby, and supersede all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between the parties concerning the subject matter hereof or thereof except as set forth herein or therein.

     Intending To Be Legally Bound, the Parties have executed this Amendment through their duly authorized representatives effective as of the date specified above.

BP Amoco Chemical Company		Sterling Chemicals, Inc.

By:	/s/ Paul Watson	By:	/s/ Paul C. Rostek

Printed Name:	Paul Watson	Printed Name:	Paul C. Rostek

Title:	Performance Unit Leader	Title:	Senior Vice President

EXHIBIT H
Sample Profit Calculations After August 1, 2006
     Example calculations of the Company’s share of Profit from August 1, 2006 through the termination of this Agreement.
Example:
• 08/01/06 – 12/31/06 — Company’s share of Profit more than $***

• 2007 — Company’s share of Profit less than $***

• 2008 — Company’s share of Profit greater than $*** (Surplus Payment recovery)

• 2009 — Profit less than $***

• 2010 — Company’s share of Profit greater than $*** (Surplus Payment recovery)
($ in millions)

Profit Share Calculation	08/06-12/06	2007	2008	2009	2010

Profit (excluding Major Capital Items)	***	***	***	***	***
Company’s share of Profit at ***%	***	***	***	***	***
BP’s recovery of Surplus Payments(1)	***	***	***	***	***

Total due to Company	***	***	***	***	***

Payment of Profit Share	08/06-12/06	2007	2008	2009	2010

Total of quarterly advances of the Company’s share of Profit	***	***	***	***	***
Payment due Company at end of Contract Year	***	***	***	***	***

Total cash paid to Company	***	***	***	***	***

Surplus Payment Accumulation	08/06-12/06	2007	2008	2009	2010

Balance at end of prior Contract Year	***	***	***	***	***
Surplus Payment in Contract Year	***	***	***	***	***
BP’s recovery of Surplus Payments	***	***	***	***	***

Balance at end of Contract Year	***	***	***	***	***

(1)	BP’s recovery of Surplus Payments for a given Contract Year equals the lesser of (x) the accumulated Surplus Payment balance at the end of the prior Contract Year and (y) the Company’s share of Profit in excess of the total quarterly advances of the Company’s share of Profit paid during such Contract Year.

(2)	The total of quarterly advances of the Company’s share of Profit for a given Contract Year equals $***, provided however that should the Profit for the prior Contract Year be less than $***, then the total of quarterly advances of the Company’s share of Profit for such Contract Year is equal to the Profit for the prior Contract Year.

H-i